Exhibit 10.13

SCRIPPS RANCH OFFICE LEASE AGREEMENT

NAME OF TENANT	International Stem Cell Corporation
ADDRESS	9747 Businesspark Avenue
CITY, STATE, ZIPCODE	San Diego, CA 92131
TELEPHONE NUMBER
EMAIL

This professional office lease (hereinafter “Lease”) is entered into and executed by and between Tenant whose name appears above (hereinafter “tenant”) and Rehco Holdings, LLC (hereinafter “RH”), the owner and operator of the office building located at 9747 Businesspark Avenue, San Diego, CA 92131.

The following schedule briefly describes the office lease to tenant (hereinafter the “Premises”), and summarizes the term and commencement date of the lease, the monthly rent, and security deposit which tenant will pay to RH prior to occupying the Premises. Each item listed in schedule is described in more detail hereinafter.

Lease Schedule

Office Number 214/15

Number of Persons 10

Commencement Date December 1, 2021

Term of Lease5 Years

Rent 214/215

Year One $4,400.00/mo

Year Two $4,800.00/mo

Year Three $4,968.00/mo

Year Four $5,142.00/mo

Year Five$5,322.00/mo

Marquis and Door Sign $60.00

Security Deposit$4,400

Total Amount Due$8,860.00

1. PREMISES. RH hereby Leases to Tenant and Tenant hereby Leased from RH the premises designated above herein.

2. TERM. The term of this lease shall commence on the date set forth above and shall continue for the term set forth above. Such term, and any extension given with the express written consent of RH, is hereafter referred to as “Term.” If RH is unable to deliver possession of the Premises of the Tenant at the commencement date of the term, Tenant will not be obligated to pay the basic monthly rate as defined above (the “Rent”), until RH delivers possessions.

3. PAYMENTS. Tenant agrees to pay to RII the basic monthly rent rate in the amount stated above during the term of this lease. Tenant will pay when due hereunder such rent, and any other charge(s) (ie. copier and postage charges), including any applicable sales, use and other taxes, now or hereafter imposed by any governmental body, without making any deduction or offset to:

REHCO HOLDINGS, LLC

9747 Businesspark Avenue

San Diego, CA 92131

a)	All payments to RH hereunder are due and payable in advance on the first of every month without demand or offset. Any additional charges are due and payable upon receipt of an invoice from RH.
b)

b) ANY PAYMENT NOT RECEIVED WITHIN FIVE (5) DAYS AFTER THE DUE DATE IS SUBJECT TO A LATE CHARGE EQUAL TO TEN PERCENT (10%) OF THE PAST DUE BALANCE, BUT NO LESS THAN TEN DOLLARS ($10.00), TO COMPENSATE RH FOR THE EXTRA COST INCURRE D AS A RESULT OF SUCH LATE PAYMENT

4. USE. Tenant shall use the premises as and for an executive suite (as defined hereafter), and for no other purpose without the prior written consent of RH. Tenant shall abide by all laws, ordinances, rules and regulations pertaining to the use of the premises.

a)

“Executive Suite” shall mean an office to be used for professional business purposes and the use of adjoining facilities for services provided to and shared by other tenants of RI1, which include the kitchen, conference rooms, copier/mailroom, and second floor lobby. Other amenities included are utilities, janitorial and internet.

b)

Tenant agrees that Tenant will not offer or use the Premises to provide other services provided by RH to RI4’s tenants, nor make nor permit use of the Premises which is forbidden by law or regulation, or may be hazardous or unsafe, or may tend to impair the character, reputation, appearance or operation of RH.

c)

Tenant shall neither use nor occupy premises in any manner, nor commit any act resulting in a cancellation or reduction of any insurance coverage or increase in premiums on any insurance policy covering the premises or the property or building of which the Premises are a paFt. Tenant agrees to maintain a general liability policy with a minimum limit of $500,000. Tenant also agrees to furnish RH with a certificate of insurance naming RH as an additional insured.

5. IMPROVEMENTS AND ALTERATIONS. RH has made no promise to alter or improve the Premises and has made no representation concerning the condition thereof. By taking possession of the premises, Tenant acknowledges that they are in good order and condition. Tenant shall maintain the Premises in good condition and repair, will not make holes in walls for any reason except hanging of pictures, or cause or permit the Premises to be damaged or defaced in any manner whatsoever. Tenant will make no alterations or additions to the Premises without RH's prior written consent. Tenant will return the premises at the end of the term in as good condition and repair as when the Tenant received the Premises, reasonable wear and tear excepted. RH may, but is not required to, make repairs or replacements for tenant's account, and tenant will pay to RH all costs and expenses for such repairs and replacements upon demand. It is also agreed that damage or injury done to the premises, by Tenant, or by any person who may be in or upon the premises with the consent of the Tenant, other than from normal wear and tear, shall be paid by Tenant. Upon termination of this lease, whether upon expiration of the term hereof or sooner, Tenant agrees to pay RH the sum of ONE HUNDRED DOLLARS ($100.00) per leased office to cover painting cost for each such office.

6. LIMITATION OF LIABILITY

THIS LEASE IS MADE UPON THE EXPRESS CONDITION THAT RH I IALL BE FREE FROM ALL LIABILITIES AND CLAIMS FOR DAMAGES, EXCEPT FOR CLAIMS ARISING FROM THE ALLEGED NEGLIGENCE OF RH, by reason of any injury to any person or persons, including tenant, or property of any kind, from any cause or causes, in any way connected with the said Premises or the use of occupancy thereof during the term of this lease or any extensions hereof or any occupancy hereunder.

a. THE PREMISES AND ANY SERVICE, FURNISHINGS, AND FACILITIES PROVIDED PURSUANT TO THIS LEASE ARE FURNISHED WITHOUT WARRANTY OF ANY SORT WHATSOEVER. Tenant's sole remedy, and RH's sole obligation for any failure to render any service, furnishings or facility, any error or omission, or any delay or interruption with respect thereto, is limited to an adjustment of Tenants billing in an amount equal to the charge for such service, furnishing or facility for the periods during which the failure, delay or interruption continues, which will calculated by square footage of the space occupied by tenant. RH will have the option of providing equal space in the building, if available. (By way of example only, if Tenant's office is reasonably determined to be usable due to the negligence or fault of RH, Tenant's billing will be reduced in proportion to Tenant's reduced use thereof). With the sole exception of the remedy set forth in this paragraph (6a), Tenant expressly and specifically agrees to waive, and agrees not to make a claim for damages, direct or consequential, arising out of any failure to furnish any service, furnishing or facility, any error or omission with respect thereto, or any delay or interruption of the same.

Notwithstanding anything in this paragraph, there shall be no billing adjustment if Tenant is in default hereunder.

7. INDEMITY. Tenant hereby agrees to indemnify and hold harmless RH from all liability, loss, and cost or obligations including actual attorney's fees on account of Tenants use of the premises and anything done or allowed to be done by Tenant on the premises or the building where the premises are located. On the other hand, RH agrees to defend and indemnify Tenant against any loss or claim for damages, including attorney fees, arising from RH's alleged negligence or willful misconduct.

8. DESTRUCTION OF PREMISES. Should the premises or the building in which said Premises are located be so damaged by flood, fire, earthquake, explosion or other cause, that in the opinion of RH, is impracticable or inadvisable to restore the same, then this lease shall terminate as of the date of such damage, and both RH and Tenant shall be released from all obligations hereunder, subsequent to the date of such damage. In the event that RH shall desire to restore the Premises, RH shall have thirty (30) days or such additional times as may be mutually agreed between the parties, so to do. The rent due hereunder during that the Premises are in need of or are being restored shall be abated or proportionately reduced, depending on whether the Premises are entirely or partially untenantable.

9. EMINENT DOMAIN. In the event that all or part of the Premises shall be taken under power of eminent domain or sold under threat of such taking, this lease shall terminate as to the part so taken or sold, and the rent shall be reduced into the portion that the value of the premises is reduced thereby. The entire award of proceeds from such taking or sale of land and improvement, including severance damages, shall belong to RH and Tenant shall be entitled only to the portion of the award or proceeds for its personal property which may be taken, and any relocation allowance actually paid by the condemning authority. Tenant may terminate this Lease by notice to RH within thirty (30) days after such taking or sale.

10. DEFAULT. Tenant shall be in default hereunder when tenant does not pay sum payable by Tenant to RH after such sum becomes due and payable under this lease, or if tenant fails to perform any of Tenant's other covenants or provisions of agreements under this lease. If Tenant does not cure such default within three (3) days after written notice from RH, RH shall have the right, with or without further notice, and in addition to and not in lieu of other remedies available, to terminate all of Tenant's rights under the lease, or such of those rights as RH designates in such written notice. Such notice shall be in lieu of, and not in addition to, any notice required by California Code of Civil Procedures 1161. If tenant's rights under this Lease are so terminated, RH may, after complying with any applicable requirements of law, take possession of premises. Upon any such actions by RH, Tenant shall remain liable for all obligations which have previously accrued, and, to the maximum extent permitted by law, for all obligations which may subsequently accrue under this Lease.

11. SECURITY DEPOSIT. Upon execution of this lease, Tenant shall pay RH the amount set forth in the Lease Schedule herein as a deposit (“Security Deposit” herein). Such amount shall be held by RH as security for the full, faithful, and complete performance by Tenant of all terms, covenants and agreements to be kept by Tenant hereunder, or under any other agreement between Tenant and RH. If Tenant fails to perform any of Tenant's obligations when performances due, RH may apply Security Deposit to the payment of any monthly charge or any other payment due from Tenant, or of any sum which RH may spend or be required to spend by reason of Tenant's failure. Upon written demand by RH, Tenant will pay RH any amount so applied so that such Security Deposit is returned to its original amount to as specified herein. If at the end of the term this Lease Tenant has performed all of the provisions of this Lease, the Security Deposit, or any remaining balance, will be returned to Tenant, without interest, within FORTY-FIVE (45) days after the end of such term.

12. ASSIGNMENT AND SUBLETTING. Only with the prior written consent of RH may Tenant assign this Lease or any interest herein or sublet the Premises or any portion thereof or permit any other person to occupy the premises or any portion thereof. Such consent will not be unreasonably withheld provided that such consent may be conditioned upon Tenant agreeing to pay RH all rent or other consideration paid by such assignee in excess of the Basic Monthly

Rent. Consent to assignment or subletting shall not constitute a waiver of this provision or consent to any further assignments or subletting. No assignee for the benefit of creditors, trustee in bankruptcy or purchaser to any execution sale shall have any right to possess or occupy the Premises or any part thereof, or claim of right hereunder. Tenant agrees to reimburse RH's reasonable attorneys' fees incurred in connections with the processing documentation of any requested transfer assignment or subletting agreement.

13. TERMINATION. TENANT SHALL GIVE RH NOT LESS THAT THIRTY (30) DAYS WRITTEN NOTICE OF TENANT'S INTENTION TO DISCONTI NUE ITS TENANCY HEREUNDER PRIOR TO THE END OF ANY TERM. If Tenant fails to provide such notice, Tenant's term shall automatically be renewed on a Month-to Month basis. Any renewal shall be upon the same terms, conditions and provisions as in this Lease except that the rental shall be increased by TEN Percent (10%) to 1.10 times the monthly rental which was in effect immediately prior to such renewal. Said notice may not be given more than SIXTY (60) days prior to the end of any term.

14. SURRENDER OF POSSESSION BY TENANT. Tenant hereby agrees, upon the termination for this Lease, to immediately and peaceably yield up and surrender the Premises in as good condition as the same were at the time of the taking of possessions, subject to reasonable wear and tear. Any personal property remaining in the Premises upon expiration of termination shall be deemed abandoned. Notwithstanding Tenant's failure to give THIRTY (30) day notice of termination as provided above, RH may, at any time after termination of the initial term hereof during the month-to-month period give Tenant a demand for possession of the premises (the “Possession Date”). If tenant remains in possession of the Premises after the possession date, tenant shall become a lessee at sufferance only, upon the same terms and conditions as contained herein except that the monthly rent shall equal TWO (2) times the monthly rent which was in effect immediately prior to the Possession Date. Acceptance by RH of rent after the Possession Date shall not constitute consent to a holdover by tenant or result in a renewal of this Lease. In addition, Tenant shall indemnify and hold harmless RH from any and all claims, demands, losses or damages incurred by or asserted against RH due to Tenant's failure to deliver possession of the Premises at the Possession Date including, without limitation, and claims by and succeeding tenant for the Premises based on such delay.

15. Right of Entry. RH's agent may enter upon Premises upon 48 hours written notice to inspect and examine the Premises and to see that the covenants hereof are being kept and performed, to take action which may be required or permitted hereunder, to make such repairs, additions, or improvements as RI 1 shall deem necessary, or to exhibit the premises to prospective tenants or purchasers thereof.

16. SIGNS. Except pursuant to express written consent from RH or as provided pursuant to this Lease, Tenant shall not place or permit to be placed any sign, advertisement, notice or other similar matter on any doors, windows, or walls or other areas of the Premises which are open to the view of persons in the common area of the RH Center. Signs will be permitted, at a cost to the Tenant, on the first floor marquis in the lobby and outside of the Tenant's office door.

17. KEYS. Two (2) keys to the Premises will be furnished by RH. Additional keys will be furnished upon Tenant's payment to RH of the fee therefore. Tenant shall not cause or permit the duplication of any keys to be made, and Tenant shall not cause or permit and keys to be possessed by any person other than an authorized agent of Tenant. Tenant agrees to return to RH all keys to the Premises at the termination of the tenancy. RH shall have the right to charge Tenant TEN DOLLARS ($10.00) for each key which Tenant does not return to RH within FIVE (5) days of vacating the Premises.

18. WAIVER. One or more waivers by either party of any breach of any covenant or condition hereunder shall not be construed as a waiver of a subsequent or continuing breach of the same or of any other covenant or condition, and the consent or approval by RH to or of any act by Tenant requiring RH's consent of approval shall not be deemed to waive or render unnecessary RH's consent or approval to or of any subsequent act by Tenant.

19. TIME OF ESSENCE. Time is expressly of the essence of this Lease, and of all covenants and condition contained herein.

20. SUCCESSORS AND ASSIGN. The covenants and conditions herein contained shall, subject to the provision as the assignments and subletting, apply to and bind heirs, successors, executors, administrators and assigns of the respective parties hereto. If the Lease is executed by more than one person as Tenant, their obligation shall be joint and several.

Tenant:		Landlord:
International Stem Cell Corporation		Rehco Holdings, LLC

By:	/s/ Andrey Semechkin	By:	/s/ Russell Lewis
Name:	Andrey Semechkin	Name:	Russell Lewis
Title:	CEO	Title:	Manager